                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                           Commercial Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5) Total fee paid:

    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
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    ----------------------------------------------------------------------------
    (4) Date Filed:

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



                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351

                                 PROXY STATEMENT



TIME, DATE, AND PLACE OF MEETING

         The Board of Directors of Commercial Bancshares, Inc. (the "Company"), an Ohio corporation, is furnishing you with these proxy materials in connection with the solicitation of proxies to be voted at the Company's 2002 Annual Meeting of Shareholders (the "Meeting").

         You are invited to attend the Meeting that will be held at 4:30 p.m. on Wednesday, April 10, 2002 at the main office of the Commercial Savings Bank (the "Bank"), which is also the principal executive offices of the Company, located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351.

         This Proxy Statement and form of proxy are being mailed to Shareholders on or about March 8, 2002.

SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record at the close of business on February 15, 2002 are entitled to receive these proxy materials and to vote their shares at the Meeting. As of that date, there were 1,147,009 common shares outstanding. Each common share is entitled to one vote on each matter brought before the Meeting.

VOTING YOUR SHARES

         Your vote is important. You may vote your shares by attending the Meeting and voting your shares in person or by completing and returning your form of proxy as follows:

o        Mark your voting preference,

o        Sign and date your proxy form, and

o Return the proxy ballot to the main office of the Company prior to the Meeting. A postage paid envelope is enclosed for your convenience.

         If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy from the holder of record to be able to vote at the Meeting.

         If you return your signed proxy but do not indicate your voting preferences, the persons named in the proxy will vote in accordance with the Directors recommendations.

         You may revoke your proxy at any time before it is exercised by:

o        Delivering a signed revocation to the Company,

o        Submitting a later dated proxy, or

o        Attending the Meeting and voting your shares in person.

         The Board of Directors of the Company is soliciting proxies. Proxies may be solicited on behalf of the Company by its directors, officers, and employees. Proxies may be solicited personally, by fax, by electronic mail (e-mail) or by telephone, in addition to the use of the mails. The Company will bear the costs of soliciting proxies.

         A majority of the issued and outstanding shares of the Company represented in person or by proxy will constitute a quorum for the purpose of considering and acting upon matters to be brought before the Meeting or any adjournment thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following is a table reflecting all Shareholders, to the best knowledge of the Company's Management, owning beneficially five percent (5%) or more of the Company's issued and outstanding Common Stock as of February 15, 2002.

----------------------------------------------------------------------------------------------------------
Name and Address                      Title of Class        Beneficial Ownership         Percent of Class
Of Beneficial Owner                                         of Stock
----------------------------------------------------------------------------------------------------------
Myers Properties Limited Partnership  Common Stock
30062 Morningside Drive               without par value           67,887 (1)                   5.9%
Perrysburg, Ohio 43551
----------------------------------------------------------------------------------------------------------

(1) The general partner of Myers Properties Limited Partnership is Barbara K. Emerson, 30062 Morningside Drive, Perrysburg 43551. Ms. Emerson is the spouse of Edwin G. Emerson, a Class I Director of the Company.

BOARD AND COMMITTEE MEMBERSHIP

         During 2001, the Board of Directors of the Company met twelve times and had several ongoing committees. These committees include an Executive Committee, Executive Compensation Committee, and an Audit Committee. All of our Directors attended at least eighty-three percent (83%) of the meetings of the Board and Board Committees on which they served in 2001.

         The following table reflects the membership of the Company's Board and Audit, Executive Compensation, and Executive Committees:

------------------------------------------------------------------------------------------
                                                              Executive
Name                                   Board      Audit      Compensation     Executive
------------------------------------------------------------------------------------------
Mr. Berg                                 X          X
Mr. Deer                                 X
Mr. Loren Dillon                         X          X             X               X
Mr. Mark Dillon                          X          X*
Mr. Emerson                              X
Ms. Franks                               X
Ms. Grafmiller                           X          X
Mr. Graves                               X                                        X
Mr. Mastro                               X
Mr. Ruse                                 X                        X               X
Mr. Sheaffer                             X*                       X*              X*
Mr. Smith                                X                        X               X
2000 Meetings                           12          4             1               9
* denotes Chairperson of Committee
------------------------------------------------------------------------------------------

THE EXECUTIVE COMMITTEE

         The Executive Committee performs such duties as are delegated to them by the Board of Directors.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or a committee performing a similar function.

COMPENSATION OF DIRECTORS

         In 2001, non-officer directors of the Company received $10,000 for service on the Board and Board Committees, with the exception of members of the Bank's Loan Committee, which met with the most regularity. Those members received $13,500. Also, Mr. Sheaffer, the Board's Chairman received $13,500 for service on the Board and Board Committees. Directors who are also officers of the Company received $5,600 for service on the Board and Board Committees. Non-officer Directors of the Company are also permitted to participate in the Bank's Deferred Compensation Plan that is more fully described on page 13 of this Proxy Statement.

RELATED TRANSACTIONS

         The Bank has had and expects to continue banking relationships in the ordinary course of business with directors, officers, and principal Shareholders of the Company and the Bank. These relationships are carried out on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other loan customers and do not involve more than the normal risk of collectability or present other unfavorable features.

         From time to time in 2001, Management of the Bank and Company consulted with Shumaker, Loop & Kendrick, LLP, a law firm located in Toledo, Ohio, for certain legal matters. Director Edwin G. Emerson is a partner with that law firm. The Bank also engaged the services of Certified Appraisal Service, an appraisal firm in which Director Deborah J. Grafmiller is a co-owner. The Bank used this firm mainly for obtaining appraisals of real estate relating to secured loans made to borrowers in the ordinary course of the Bank's business. The amount of business for Certified Appraisal Service attributable to the Bank or the Bank's customers in 2001 totaled $82,935.

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of four directors each. The terms of each class expire at successive annual meetings. The term of Class II Directors of the Company expire this year.

         You may vote for up to four nominees to serve as Class II Directors with terms expiring at the 2005 Annual Meeting of Shareholders. The Board proposes the following nominees for election:

o        Daniel E. Berg
o        Loren H. Dillon
o        Mark Dillon
o        William E. Ruse

         If you return the enclosed proxy form properly executed without an indication that your vote should be withheld for any or all of the nominees, the persons named on the enclosed proxy form will vote your proxy for the election of the above-mentioned nominees for Class II Directors.

         We expect that each nominee for election as a Class II Director will be able to serve if elected. However, if any nominee is unable to serve, proxies will be voted for the remaining nominees and may be voted for substitute nominees that the Board may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS II DIRECTORS OF THE COMPANY.

INFORMATION RELATING TO NOMINEES AND OTHER DIRECTORS

         The following tables set forth certain information relating to the nominees and other members of the Board of Directors whose terms of office continue after the Meeting. This information includes the age, principal occupation, and beneficial ownership of the Company's voting securities.

                               CLASS II DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2005)

-----------------------------------------------------------------------------------------------------------
Name of                                                                 Beneficial
Director                        Principal Occupation        Director    Ownership of            Percent
Nominee                   Age   During Last Five Years      Since (1)   Common Stock (2)        of Class
-----------------------------------------------------------------------------------------------------------
Daniel E. Berg            47    Ohio Unit Business Leader,    1990         2,868 (3)               .2%
                                Tower Automotive, Upper
                                Sandusky/Bluffton, Ohio.
                                (manufacturer of
                                automotive products)
-----------------------------------------------------------------------------------------------------------
Loren H. Dillon           68    President and General         1990         1,951 (4)               .2%
                                Manager, Crow Motor Sales,
                                Inc., Upper Sandusky, Ohio.
-----------------------------------------------------------------------------------------------------------
Mark Dillon               48    President, Fairborn           1990         5,498 (5)               .5%
                                U.S.A., Upper Sandusky,
                                Ohio (manufacturer of
                                loading dock enclosures)
-----------------------------------------------------------------------------------------------------------
William E. Ruse           66    Retired, Former President,    1998         2,435 (6)               .2%
                                Blanchard Valley Health
                                Services, Findlay, Ohio
-----------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 15, 2002 with the exception of the shares held under the Bank's 401(k) qualified retirement plan and nonqualified deferred compensation plan, which are as of December 31, 2001. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(3) Includes 9 shares for which Mr. Berg has shared voting and investment power and 1,115 shares held under the Bank's nonqualified deferred compensation plan.

(4) Includes 125 shares for which Mr. Loren Dillon has shared voting and investment power and 660 shares held under the Bank's nonqualified deferred compensation plan.

(5) Includes 1,225 shares held under the Bank's nonqualified deferred compensation plan.

(6) Includes 1,320 shares for which Mr. Ruse has shared voting and investment power and 1,115 shares held under the Bank's nonqualified deferred compensation plan.

                               CLASS III DIRECTORS
                            (TERMS EXPIRING IN 2003)

---------------------------------------------------------------------------------------------------------
         Name                   Principal Occupation        Director    Beneficial Ownership   Percent
      Of Director         Age   During Past Five Years      Since (1)   Of Common Stock (2)    of Class
---------------------------------------------------------------------------------------------------------
James A. Deer             48    Regional President,           1996           11,438 (3)           1.0%
                                Central Region of  The
                                Commercial Savings Bank
---------------------------------------------------------------------------------------------------------
 Hazel D. Franks          81    Retired trucking firm         1985            5,901                .5%
                                owner, Upper Sandusky,
                                Ohio.
---------------------------------------------------------------------------------------------------------
 Raymond E. Graves        49    President and CEO,            1986           11,787 (4)           1.0%
                                Commercial Bancshares,
                                Inc., Upper Sandusky, Ohio.
---------------------------------------------------------------------------------------------------------
Richard A. Sheaffer       59    President, R.A. Sheaffer,     1976            5,562 (5)            .5%
                                Inc. (a family farming
                                corporation).
---------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 15, 2002 with the exception of the shares held under the Bank's 401(k) qualified retirement plan and nonqualified deferred compensation plan, which are as of December 31, 2001. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(3) Includes 1,722 shares for which Mr. Deer has shared voting and investment power, and 8,250 shares covered by exercisable options for which Mr. Deer has shared investment power, but not shared voting power. Also includes 376 shares held by Mr. Deer under the Bank's nonqualified deferred compensation plan.

(4) Includes 200 shares for which Mr. Graves has shared voting and investment power, and 8,250 shares covered by exercisable options for which Mr. Graves has shared investment power, but not shared voting power. Also includes 260 shares held by Mr. Graves under the Bank's 401(k) qualified retirement plan and 187 shares held by Mr. Graves under the Bank's nonqualified deferred compensation plan.

(5) Includes 3,959 shares for which Mr. Sheaffer has shared voting and investment power.

                                CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2004)

----------------------------------------------------------------------------------------------------------
        Name of                   Principal Occupation       Director    Beneficial Ownership    Percent
       Director           Age    During Last Five Years      Since (1)    Of Common Stock (2)   of Class
----------------------------------------------------------------------------------------------------------
Edwin G. Emerson          63    Attorney, Partner with         1985           3,162 (3)           .3%
                                Shumaker, Loop & Kendrick,
                                LLP
                                Toledo, Ohio
----------------------------------------------------------------------------------------------------------
Deborah J. Grafmiller     50    Appraiser, Co-owner of         1997           1,196 (4)           .1%
                                Certified Appraisal
                                Service,
                                Upper Sandusky, Ohio
----------------------------------------------------------------------------------------------------------
Michael A. Mastro         44    President of TLM               1995           1,293 (5)           .1%
                                Management, Inc., Marion,
                                Ohio (a restaurant
                                management company).
----------------------------------------------------------------------------------------------------------
Douglas C. Smith          58    Retired Executive of Baja      1985          15,753 (6)          1.3%
                                Marine Corporation, a boat
                                manufacturing firm,
                                Bucyrus, Ohio.
----------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 15, 2002 with the exception of the shares held under the Bank's 401(k) qualified retirement plan and nonqualified deferred compensation plan, which are as of December 31, 2001. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(3) Includes 1,022 shares for which Mr. Emerson has shared voting and investment power and 557 shares held under the Bank's nonqualified deferred compensation plan. Mr. Emerson's spouse, Barbara K. Emerson, is the general partner of Myers Properties Limited Partnership (the "Partnership") that owns 67,887 shares of Common Stock of the Company. Mr. Emerson disclaims beneficial ownership of the Partnership shares.

(4) Includes 355 shares for which Ms. Grafmiller has shared voting and investment power and 376 shares held under the Bank's nonqualified deferred compensation plan.

(5) Includes 440 shares for which Mr. Mastro has shared voting and investment power and 649 shares held under the Bank's nonqualified deferred compensation plan.

(6) Includes 12,430 shares for which Mr. Smith has shared voting and investment power and 990 shares held under the Bank's nonqualified deferred compensation plan.


             CUMULATIVE SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

------------------------------------------------------------------------------------------------------------------
                                  Name of                                      Beneficial Ownership     Percent
                                  Director                                     Of Common Stock (1)     of Class
------------------------------------------------------------------------------------------------------------------
      All Directors and Executive Officers as a Group (17 persons) (2)              76,894 (3)           6.5%
------------------------------------------------------------------------------------------------------------------

(1) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 15, 2002 with the exception of the shares held under the Bank's 401(k) qualified retirement plan and nonqualified deferred compensation plan, which are as of December 31, 2001. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(2) Includes all executive officers of the Company and all executive officers of the Bank.

(3) Includes 22,083 shares covered by stock options now exercisable or exercisable within the next 60 days. Also includes 526 shares held under the Bank's 401(k) qualified retirement plan and 8,282 shares held under the Bank's nonqualified deferred compensation plan.

                               EXECUTIVE OFFICERS

The following information is furnished concerning Executive Officers of the Company and the Bank:

Name                      Age        Position and Business Background
----                      ---        --------------------------------
Richard A. Sheaffer       59         Mr. Sheaffer is Chairman of the Board of Directors of the
                                     Company and the Bank and has served in such position
                                     since 1990. He was first elected as a Director of
                                     the Bank in 1976.

Raymond E. Graves         49         Mr. Graves is President and Chief Executive Officer of the
                                     Company.  He has served in this capacity since 1995.  He
                                     also serves as Chief Executive Officer of the Bank.  He
                                     served as President and Chief Executive Officer of the Bank from 1986 through September, 1999.  He was re-appointed as
                                     Chief Executive Officer of the Bank in February 2001.  He
                                     originally joined the Bank in 1985 as Executive
                                     Vice-President.

James A. Deer             48         Mr. Deer is Regional President of the Central Region of the
                                     Bank, having served in that capacity since February 1, 2001.
                                     He served as President and Chief Executive Officer of the
                                     Bank from September, 1999 through January 31, 2001. He
                                     served as Secretary of the Company from 1995 until 2001. He served as Executive Vice-President of the Bank from 1993
                                     through September, 1999.

Philip Kinley             42         Mr. Kinley serves as Senior Executive Vice-President
                                     of the Company, having served in that capacity since
                                     February 1, 2001.  He served as Vice-President of the
                                     Company and Vice-President and Chief Operations Officer of
                                     the Bank from 1995 until assuming his present position.
                                     He originally joined the Bank in 1984.

Bruce J. Beck             50         Mr. Beck, an attorney licensed to practice in the States
                                     of Ohio and Arizona, serves as  Senior Vice-President
                                     and Secretary of the Company and as Vice-President in
                                     charge of the Bank's loan department, having joined the
                                     Bank in that capacity in 1995.

Susan E. Brown            55         Ms. Brown serves as Regional President of the Northern
                                     Region of the Bank, having been appointed to that position
                                     February 1, 2001. She joined the Bank during 1998
                                     as Vice-President of Retail Banking Services. Her prior
                                     banking experience covers 32 years, including serving
                                     as District Retail Manager for a large central Ohio
                                     bank for six years.

Name                      Age        Position and Business Background
----                      ---        --------------------------------

John C. Haller            51         Mr. Haller joined the Bank in June, 2001 as Chief Financial
                                     Officer. His prior banking experience covers 25 years,
                                     including serving most recently as Chief Financial Officer for a community bank in Northeast Ohio.

Shawn P. Keller           30         Mr. Keller re-joined the Bank in September, 2001 and
                                     Serves as Regional President of the Southern Region
                                     of the Bank. From 1995 through 1997, he served as a
                                     banking center manager and business development officer
                                     for the Bank. Most recently he served as Vice President,
                                     Business Banking for a large central Ohio bank.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Company and Bank generally meets quarterly. It is comprised entirely of outside directors (currently four) who are independent of Management, as determined under the National Association of Securities Dealers (NASD) listing standards. The Audit Committee did not operate under a charter in 2001. The duties and responsibilities of the Audit Committee include:

o Oversight of the Company's and Bank's internal accounting and operational controls, as well as financial and regulatory reporting.

o Ratification of the selection, or termination, of the Independent Public Accounting firm to serve as the external auditor for the Company and the Bank.

o Reviewing the financial statements and audit findings and taking any action considered appropriate by the Committee and the Board of Directors.

o Performing oversight functions as requested by the full Board of Directors.

o Reporting activities performed by the Committee to the full Board of Directors.

         The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth above through a formal written report dated and executed as of December 6, 2001. The report will be submitted to the Board of Directors of the Company at the March 13, 2002 Board of Directors meeting. A copy of that report is set forth below.

December 6, 2001

The Board of Directors
Commercial Bancshares, Inc.

Fellow Directors:

The Audit Committee conducted oversight activities for Commercial Bancshares, Inc. and its subsidiaries relating to the Company's systems of internal controls for the fiscal year ended December 31, 2001.

In performance of its duties, the Audit Committee's activities included, but were not limited to the following:

o Review and discussion of the audited financial statements with Management.

o Discussion with the external auditors of the Company and Bank of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61.

o Received written disclosures and a letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

The Committee has also considered the affect of the payment of fees to its auditors on their independence. The fees include the following.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for review of the financial statements included in the Company's Forms 10-Q for the most recent fiscal year were $44,290.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

The Company incurred no fees during the most recent fiscal year relating to financial information systems design and implementation

ALL OTHER FEES

The aggregate fees billed for all other services rendered by the Company's auditor, including tax fees, were $66,970.

The Committee feels that these fees have not affected the independence of its auditors. Based upon this and the other representations made within this Report, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Respectfully submitted,

Commercial Bancshares, Inc. Audit Committee

Chairman Mark Dillon, Daniel E. Berg, Loren H. Dillon, and Deborah J. Grafmiller

                             EXECUTIVE COMPENSATION

         The Company is providing the following information related to the compensation and benefit programs it provides to executive officers of the Bank and Company. The information contained in the Summary Compensation and Stock Option tables that follow is disclosed for the Chief Executive Officer of the Company and for those other executive officers of the Company whose compensation for 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                   Annual Compensation                       Awards
                                   -------------------                ----------------------
Name and Principal           Year     Salary ($)(1)       Bonus ($)        Securities            All Other
    Position                                                               Underlying           Compensation
                                                                             Options               ($) (2)
                                                                               (#)
Raymond E. Graves,           2001      166,764.18          9,814.00               0                8,270.81
President and Chief          2000      148,060.68         20,104.91           3,965                6,034.38
Executive Officer            1999      129,108.06         15,745.00           9,000               10,441.45
Commercial Bancshares, Inc.

James A. Deer                2001      107,040.46                 0               0                7,094.98
Regional President           2000      123,508.06         10,104.23           3,050               10,174.93
Commercial Savings           1999       94,801.28          7,925.16           7,500                6,211.89
Bank

(1) The salary figures of Mr. Graves and Mr. Deer include fees received by them for services as Directors of the Company in 2001 ($5,600), 2000 ($5,600), and 1999 ($5,600). These figures also include salary deferred under the Bank's Section 401(k) Plan and The Commercial Savings Bank Deferred Compensation Plan; and includes the premium expense attributable to the term death benefits payable to the officer's beneficiaries under the life insurance policy used to fund the Company's Executive Retirement Plan

(2) Amounts include matching contributions made under the Bank's Section 401(k)Plan for each executive officer listed and the reportable economic value to Mr. Graves and Mr. Deer of the Bank's supplementary executive retirement plan described below.

                              EMPLOYMENT CONTRACTS

         The Company has entered into employment contracts with Mr. Graves and Mr. Deer. These Agreements are each for a one year term and are automatically renewable for successive one year periods following the conclusion of a term, unless 60 days written notice is given by either the Company, Bank, or the above-named executives. The terms of the Agreements provide for salary continuation and a continuation of certain employee benefits for a period of twelve months from the date such decision to terminate or not renew is made. Any benefits received during the twelve-month period would be reduced by any similar benefits received from third parties such as a subsequent employer. The provision for continuation of salary and benefits does not apply if the contract is terminated voluntarily by the above-named executive, or with cause by the Company or Bank.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Plan was adopted in 1995 to provide certain executive officers with annual retirement benefits that will supplement those benefits available under the Bank's qualified retirement plan. The goal of the Plan is to provide participants with benefits initially equaling seventy percent (70%) of the participating executive's final annual pay. The following Pension Plan Table shows the estimated annual benefits payable to participating executive officer as a single life annuity upon retirement.

                               PENSION PLAN TABLE

    FINAL ANNUAL PAY                             YEARS OF SERVICE
------------------------------------------------------------------------------------
                                 15          20         25         30        35
------------------------------------------------------------------------------------
100,000                         70,000      70,000     70,000    70,000    70,000
------------------------------------------------------------------------------------
125,000                         87,500      87,500     87,500    87,500    87,500
------------------------------------------------------------------------------------
150,000                        105,000     105,000    105,000   105,000   105,000
------------------------------------------------------------------------------------
175,000                        122,500     122,500    122,500   122,500   122,500
------------------------------------------------------------------------------------
200,000                        140,000     140,000    140,000   140,000   140,000
------------------------------------------------------------------------------------

         All of a participating executive's salary and bonus is taken into account in calculating final annual pay and benefits under the Plan. Other retirement income of the participant, such as social security and other retirement benefits provided by the Company and Bank, will be applied as offsets, reducing the target benefits derived by calculating the goal percentage. Income related to stock option exercises by a participating executive in the Company's 1997 Stock Option Plan will not be taken into account in calculating benefits under the Plan. Annual benefits are indexed to the financial performance of an insurance policy and are designed to increase each year.

         The following officers currently participate in the Company's Supplementary Executive Retirement Plan:

Name of Executive                  Position                 Years of Service (1)
-----------------                  --------                 --------------------

Raymond E. Graves         President and CEO                           16
                          The Commercial Savings Bank and
                          Commercial Bancshares, Inc.

James A. Deer             Regional President                          16
                          The Commercial Savings Bank
                                  .
Philip W. Kinley          Senior Executive Vice-President             17
                          Commercial Bancshares, Inc.

(1) The figures stated include years of service with the Bank alone until April 13, 1995, and with the Bank and Company since that date.

       Benefits earned under the Plan do not become vested until the 6th year of employment with the Bank. The executive's vesting increases 20 percent annually thereafter, reaching 100 percent vesting after 10 full years of continuous employment. The Bank has purchased life insurance policies on each participating executive that are actuarially designed to offset the annual expenses associated with the Plan. The Bank will, given reasonable actuarial assumptions, completely recover all Plan costs. All three of the current participants in the Plan are 100 percent vested.

         The death benefit for each executive is an endorsement of 80% of the net-at-risk life insurance portion of each of the life insurance policies purchased to recover the retirement plan's costs. For the year 2001, expenses of $11,744 were accrued by the Bank to account for this obligation

                           DEFERRED COMPENSATION PLAN

         The Bank adopted the Commercial Savings Bank Deferred Compensation Plan, a nonqualified deferred compensation plan on December 8, 1998, effective as of January 1, 1999. All executive officers and directors of the Bank are eligible to participate. The purpose of the Plan is to permit participating directors and executive officers to voluntarily defer receipt of designated percentages or amounts of their compensation and/or director's fees, and therefore defer taxation of deferred amounts. The deferred compensation will be deposited in an irrevocable grantor trust and invested in common stock of the Company. The trustee will purchase shares of the Company's common stock on a quarterly basis. The price to be paid per share is the average of the high and low prices of the Company's stock for the month prior to the date of purchase as quoted on the Over-the-Counter Bulletin Board. The trustee shall attempt to purchase the common stock on the open market at the determined price. Should the trustee be unable to purchase sufficient shares in the open market, authorized but unissued common stock of the Company may be purchased by the trust.


                                STOCK OPTION PLAN

         The Shareholders of the Company approved the 1997 Commercial Bancshares, Inc. Stock Option Plan (the "Plan") at the 1997 Annual Meeting of Shareholders held April 9, 1997. The Plan permits eligible executive officers of the Bank and Company an opportunity to acquire or increase their share ownership in the Company by granting them options to purchase common stock of the Company. There were no option grants in 2001.

The following table sets forth certain information relating to the number and value of exercised and unexercised options.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES

--------------------------------------------------------------------------------------------------------------------
                                                                      Number of
                                                                      Securities                 Value Of
                                          Shares                      Underlying                Unexercised
                                         Acquired                    Unexercised               In-The-Money
                                           On                          Options                   Options
                                         Exercise     Value      At Fiscal Year-End (#)    At Fiscal Year-End ($)
               Name                        (#)       Realized         Exercisable/              Exercisable/
                                                        ($)         Unexercisable (1)         Unexercisable (1)
--------------------------------------------------------------------------------------------------------------------
Raymond E. Graves, President and            0          $0.00         8,250 / 24,162             $32,917.50 / $0
Chief Executive Officer, Commercial
Bancshares, Inc. and Commercial
Savings Bank
--------------------------------------------------------------------------------------------------------------------
James A. Deer, Regional President           0          $0.00         8,250 / 19,855             $32,917.50 / $0
of the Central Region of
Commercial Savings Bank
--------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the market value of the Company's common stock at the end of 2001, multiplied by the number of shares covered by in-the-money options, less the total exercise price for such options. Market value was determined using a weighted average of publicly available reported December, 2001 trades of the Company's common stock.

         REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

         This Committee consists entirely of outside directors, currently four in number, and is responsible for the establishment of annual and long-term goals for the executive management team of the Company and Bank. The Committee's duties include:

o Reviewing executive management's past performance in order to formulate salary recommendations for the upcoming year; and

o Making recommendations to the Board of Directors for the granting of stock options to eligible officers under the Company's 1997 Stock Option Plan.

         The Company is a holding company that owns one operating subsidiary, the Bank. The membership of the Board of Directors of the Company is the same as that of the Bank. The Company has no direct employees. All disclosures contained in this Proxy Statement relating to executive compensation reflect compensation paid by the Bank.

                  This report reflects the Company's executive compensation philosophy as endorsed by the Executive Compensation Committee and the Board of Directors. The Company's compensation programs are designed to achieve the following goals:

o Motivate and reward executive officers for achieving strategic business goals that provide enhanced shareholder value;

o Provide compensation opportunities that are comparable to those offered by other peer group companies in order to attract and retain those executive who are critical to the Company's long -term success; and

o Provide that a significant portion of executive compensation should be payable in an annual bonus that shall be based principally upon the financial performance of the Company.

         The Company utilized a bank compensation survey of peer companies prepared by Crowe Chizek and Company, LLP in determining salaries of the Company's employees, including the salaries of Executive Officers. Mr. Graves' 2001 base salary, shown in the "Salary" column of the Compensation Table above, was increased by nearly 13% from his 2000 base salary. The salaries of Mr. Graves and Mr. Deer, as adjusted, are consistent with peer group companies in the industry. Bonuses are based on the financial performance of the Company. The receipt and amount of bonuses received in a given year are tied directly to the profitability of the Company in the prior year. If the Company's Return on Average Assets (ROAA) reaches a level specified in advance by the Committee, the awarding of bonuses is then considered. The Bonus paid in 2001 decreased somewhat as the net income of the Company for 2000 was lower than the Company's net income in 1999. Stock options are granted at the discretion of the Board. The Board determined not to grant stock options in 2001.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE MEMBERS:

Chairman Douglas C. Smith, Loren H. Dillon, William E. Ruse, Richard A. Sheaffer

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company. In addition, no executive officer of the Company or the Bank serves or has served as a member of the compensation committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company's Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change and the cumulative total shareholder return on the Company's stock during the five year period ended December 31, 2001 with the cumulative total return on the Standard & Poor's 500 Stock Index, and on two industry indices for Companies of comparable size. The comparison assumes $100 was invested on January 1, 1997 in the Company's shares and in each of the indicated indices and assumes reinvestment of dividends.


                                     [GRAPH]

                                                                    PERIOD ENDING
                                         ------------------------------------------------------------------
INDEX                                    12/31/96    12/31/97   12/31/98   12/31/99    12/31/00    12/31/01
-----------------------------------------------------------------------------------------------------------
Commercial Bancshares, Incorporated       100.00      157.09     188.51     165.66      142.34      146.19
S&P 500                                   100.00      133.37     171.44     207.52      188.62      166.22
SNL $100M-$500M OTC-BB and Pink Banks     100.00      139.11     163.94     149.29      126.20      145.38
SNL less than $500M Bank Index            100.00      170.47     155.65     144.08      138.99      192.27

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership of Common Stock of the Company with the Securities and Exchange Commission. Officers and directors are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company, or written representations from reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors were complied with during the 2001 fiscal year.

                      DELIVERY OF SECURITY HOLDER DOCUMENTS

         In order to reduce the Company's costs and for your convenience, the Company is mailing one copy of the Company's Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting to addresses that are shared by two or more holders of the Company's common stock, unless contrary instructions were received by the Company prior to the mailing of Proxy materials. Each account holder at an address is being sent a proxy ballot and return envelope for voting purposes.

         Upon your written or oral request, we will mail you a copy of the Company's 2001 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting. You may write to us at Commercial Bancshares, Inc., 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, Attention: Shareholder Relations, or contact us by telephone at (419) 294-5781.

         If there are two or more holders of the Company's common stock at your address and you have received multiple copies of the Company's 2001 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting, you may contact us by mail or by telephone as provided above to request that only one copy of the Company's Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting be sent to your address in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has engaged the firm of Crowe Chizek and Company, LLP, Independent Certified Public Accountants, Columbus, Ohio to report upon the consolidated financial statements included in the Annual Report submitted herewith. A representative of this firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has again engaged Crowe, Chizek and Company, LLP to report upon its 2002 financial statements.

                                VOTING PROCEDURES

         All votes will be tabulated by the inspectors of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Shareholder action at the Meeting, the persons named in the enclosed Proxy shall vote the shares represented thereby in accordance with their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 2001 WILL BE PROVIDED TO YOU, WITHOUT CHARGE, UPON WRITTEN REQUEST. TO OBTAIN A COPY PLEASE WRITE TO STEPHANIE OGG, SHAREHOLDER RELATIONS, COMMERCIAL BANCSHARES, INC., 118 SOUTH SANDUSKY AVENUE, UPPER SANDUSKY, OHIO 43351.

                            SHAREHOLDER PROPOSALS FOR
                     PRESENTATION AT THE 2003 ANNUAL MEETING

         The Board of Directors requests that any Shareholder proposals intended for presentation at the 2003 Annual Meeting be submitted in writing to Raymond
E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than November 8, 2002 for consideration for inclusion in the Company's proxy materials for such meeting.

         For proposals that a shareholder wishes to present at the 2003 Annual Meeting, but does not seek to include in the proxy statement, the Board of Directors requests that the proposal be submitted in writing to Raymond E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than January 22, 2003.

         A copy of the Company's 2001 Annual Report is being delivered with this Proxy Statement.

By Order of the Board of Directors

/s/ Bruce J. Beck

Bruce J. Beck
Secretary

Dated March 8, 2002

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351


             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 10, 2002. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned, having received notice of the Annual Meeting (the "Meeting") of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the "Company"), to be held at 4:30 p.m. local time on Wednesday, April 10, 2002, hereby designates and appoints Loren H. Dillon, Hazel D. Franks, and Deborah J. Grafmiller, and each of them with full authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, without par value, of the Company held of record by the undersigned on February 15, 2002, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting or any adjournment thereof.

         1. ELECTION OF DIRECTORS. To elect the following four (4) nominees as Class II Directors: DANIEL E. BERG, LOREN H. DILLON, MARK DILLON, AND WILLIAM E. RUSE.

                            FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)
             --------------

                            WITHHOLD AUTHORITY FOR ALL NOMINEES
             --------------

IF YOU WISH TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S), ENTER THE NAME(S) ON THIS LINE:
              ----------------------------------------------------------------

         THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NAMED NOMINEES.

         THIS PROXY WILL BE VOTED (1) AS DIRECTED ON THE MATTERS LISTED ABOVE;
(2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

         Please sign the Proxy as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.

                                     Dated:
                                            -----------------------------------

Number of Shares
                ----------------     ------------------------------------------
                                     Printed Name of Shareholder


                                     ------------------------------------------
                                     Signature of Shareholder


                                     ------------------------------------------
                                     Signature of Shareholder (if held jointly)


               PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY.